Exhibit 2

EMBRAER PRESENTS THE LINEAGE 1000 BUSINESS JET
Ultra-large aircraft is Company’s fourth business jet offering

São José dos Campos, May 2, 2006 – Embraer today introduced the Lineage 1000, an ultra-large business jet based on the EMBRAER 190 commercial jet platform.  Embraer will unveil plans for the Lineage 1000, live at the European Business Aviation Convention & Exhibition (EBACE), held in Geneva, Switzerland, May 3-5, 2006.  The aircraft is the fourth in Embraer’s growing business jet portfolio.

“When we unveiled the Phenom jets only 12 months ago, we asserted to the business aviation community our firm commitment to stay in this industry and grow our presence,” said Maurício Botelho, Embraer Chairman and CEO.  “We are now taking advantage of the EMBRAER 190 platform to launch the Lineage 1000, a premium product with superior comfort and performance characteristics.  This is yet another demonstration of Embraer´s long term vision and will to serve our customers with a product line that spans the market.”

The Lineage 1000

Presented as an ‘ultra-large’ business jet, the Lineage 1000 features an oversized cabin with a luxurious interior in five distinct areas, where up to 19 passengers can enjoy a variety of ambiences for lounging, dining, conferencing or relaxing.

“The Lineage 1000 is in a class of its own,” said Luís Carlos Affonso, Embraer Senior Vice-President, Executive Jets. “Abounding with space, premium comfort, refined appointments and convenient amenities, the Lineage 1000 will deliver the ultimate in travel comfort, performance and operational economics.”

Lineage 1000 model

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

The Lineage 1000 offers the flexibility of interior customizations with the possibility of up to three lavatories and even a stand-up shower.  The airplane’s generous baggage compartment is complemented by a walk-in luggage area conveniently accessible in flight.  The distinctive luxury of the Lineage 1000 combined with prime engineering – featuring fly-by-wire technology – will offer a superior travel experience.

Lineage 1000 interior

Underneath all the luxury lies a solid and proven aircraft platform based on the reputable EMBRAER 190, from which the Lineage 1000 inherits the expert design for high performance and high utilization, with low operating costs.

The Lineage 1000 is expected to enter service in mid-2008.

About the Lineage 1000

The Lineage 1000 jet was designed with comfort and luxury as top priorities.  It will be configured to accommodate up to 19 people in a total cabin space of 4,085 cubic feet (115.7 cubic meters).  The flexible interior offers five distinct privacy zones, as many as three lavatories, and an available stand-up shower.  There is a set of pre-defined cabin configurations to fit all travelers’ needs, with plentiful room to work, rest and hold meetings.  Amenities aboard include optionals such as Wi-Fi technology and Internet access, Electronic Flight Bag (EFB) and other features.

The total baggage capacity is of 615 cubic feet (17.4 cubic meters).  A large aft baggage area, pressurized and conveniently accessible during flight, is more than twice the size of baggage compartments in competitive jets.

The highly-integrated avionics suite Primus Epic from Honeywell reveals five LCD multi-function control displays, cursor control device (CCD), auto-throttle, weather radar with turbulence detection, fly-by-wire, and other cutting-edge technologies.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

The Lineage 1000 is powered by two efficient, reliable and easy-to-maintain GE CF34-10E7 engines, with 18,500 pounds of thrust each.  Its range with eight passengers onboard will be 4,200 nautical miles (7,778 km or 4,833 miles) with NBAA IFR reserves and 200 nm alternate. The airplane has a great airport performance, maximum operating speed of Mach 0.82, and is capable of flying at 41,000 feet (12,497 m).

Embraer executive jets portfolio

These characteristics will allow customers to fly nonstop from London to New York or anywhere in Europe and Middle East; from Moscow to Tokyo, Quebec or anywhere in the Middle East; from New York to Paris, Brasília or anywhere in North America; from Jeddah to Beijing, Bangkok or anywhere in Europe, Africa and Middle East; from Dubai to Tokyo, Johannesburg, Rabat or anywhere in Europe and Middle East, at a lower operational cost and ultimate comfort.

Born of the severe demands of commercial aviation, the Lineage 1000 platform is designed for quick turnaround, top performance, high utilization and low maintenance.  Its reliability is proven by hundreds of thousands of flight hours, and refined by the latest engineering.

Embraer Image Gallery

Visit the Embraer Image Gallery at www.embraer.com

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456

Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is the world’s leading manufacturer of Commercial jets up to 110 seats with 36 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global Airline, Executive, and Defense and Government markets.  With headquarters in São José dos Campos, state of São Paulo, the Company has offices and customer service bases in the United States, France, Portugal, China and Singapore. Embraer is among Brazil’s leading exporting companies. As of March 31, 2006, Embraer had a total workforce of 17,144 people, and its firm order backlog totaled US$10.4 billion.

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company’s businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among others: general economic, political and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company’s investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words “believe”, “may”, “is able”, “will be able”, “intend”, “continue”, “anticipate”, “expect” and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa

Rosana Dias	Betsy Talton	Stéphane Guilbaud	Catherine Fracchia
rosana.dias@embraer.com.br	btalton@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr
Cell: (+55 12) 9724 4929	Cell: (+1 954) 609 8560	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3432	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456